UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 11, 2014 Date of report (Date of earliest event reported)

SUPPORT.COM, INC. (Exact Name of Registrant as Specified in Charter)
Delaware (State or Other Jurisdiction of Incorporation)	000-30901 (Commission File No.)	94-3282005 (I.R.S. Employer Identification No.)
900 Chesapeake Drive, Second Floor, Redwood City, CA 94063 (Address of Principal Executive Offices) (Zip Code)

(650) 556-9440 (Registrant’s telephone number, including area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On February 11, 2014, Joshua Pickus submitted his written resignation as President and Chief Executive Officer of Support.com, Inc. (the “Company”) effective April 1, 2014. Also effective April 1, 2014, Mr. Pickus resigned as a director of the Board of Directors of the Company (the “Board”) and indicated that his decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Pickus will continue to remain fully active in his positions as officer and director until his resignation date.

The Board has stated its intent to amend the bylaws of the Company to reduce the size of the Board by one director, for a total of five directors, effective upon Mr. Pickus’ departure.

(c)(3)  Mr. Pickus has agreed to remain as an advisor to the Board and has entered into an agreement under the Company’s standard consulting terms, effective April 2, 2014, by which he will be available to consult as may be requested by the Board, at an agreed customary rate, through December 31, 2014.  The agreement specifies that it will become effective on April 2, 2014 after Mr. Pickus is no longer an employee, officer or director of the Company, and the parties acknowledged and agreed that the arrangement does not constitute a continuation of service for the purposes of any stock plan of the Company (i.e., any vesting of previous equity grants to Mr. Pickus will cease on his resignation date of April 1, 2014).

In connection with Mr. Pickus’ resignation the Compensation Committee of the Board, considering all relevant factors and the best interest of the Company's stockholders, approved the extension of the post-termination exercise period for the vested portions of each of Mr. Pickus’ outstanding stock option grants from ninety (90) days following termination to December 31, 2014, in order to permit the orderly exercise and disposition of shares under his vested grants prior to their expiration.

Item 7.01. Regulation FD Disclosure

The Company’s press release announcing Mr. Pickus’ resignation is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1 Press Release of the Company, dated February 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2014

SUPPORT.COM, INC.

By:	/s/ Gregory J. Wrenn
Name:	Gregory J. Wrenn
Title:	SVP Business Affairs, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company, dated February 12, 2014